UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): May 28, 2010

Bakers Footwear Group, Inc.

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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	000-50563 ------------------- (Commission File Number)	43-0577980 --------------------------- (I.R.S. Employer Identification Number)

2815 Scott Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63103 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 621-0699

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 28, 2010, Bakers Footwear Group, Inc. (the “Company”) and Bank of America, N.A. (the “Bank”) entered into a Fifth Amendment to Second Amended and Restated Loan and Security Agreement (the “Amendment”), which amended the terms of the Company’s senior secured revolving credit facility.  Under the terms of the Amendment, the Company and the Bank extended the maturity of the credit facility to May 28, 2013, revised the calculation of the borrowing base, added a new adjusted EBITDA financial covenant, added an obligation for the Company to extend the maturity of its subordinated convertible debentures by May 2012, added an early termination fee, and made other changes to the agreement.

The Amendment adds a monthly adjusted EBITDA interest coverage ratio covenant.  The covenant requires that the ratio of the Company’s adjusted EBITDA to its interest expense (both as calculated in the Amendment) must be at least 1.0:1.0.  Such ratio will be tested on a monthly basis.  The adjusted EBITDA calculation is substantially similar to the calculation used previously in the Company’s subordinated secured term loan.

The Amendment requires the Company to, by  May 1, 2012, extend the maturity date of its Subordinated Convertible Debentures, issued by the Company on June 26, 2007 and due on June 30, 2012, to a maturity date which is after the maturity date of the secured term loan, on terms reasonably satisfactory to the Bank.

The Amendment deleted the requirement for the Company to pay a facility fee of $2,000 per month, but requires the Company to pay an early termination fee equal to $150,000 if the agreement is terminated prior to May 28, 2011, and equal to $75,000 if the agreement is terminated after May 28, 2011 but prior to May 28, 2012.

In connection with the Amendment, the Company incurred approximately $250,000 in fees, expenses and other costs.  The Amendment is attached hereto as Exhibit 10.9 and is incorporated by reference herein.

The Company maintains other relationships with the Bank from time to time, including commercial banking and other financial services.

Summary of Revolving Credit Facility

The Second Amended and Restated Loan and Security Agreement is a $30 million senior secured revolving credit facility with Bank of America, N.A which now expires on May 28, 2013.  The Company had balances under its credit facility of $11.5 million at January 30, 2010.  Amounts borrowed under the facility continue to bear interest at a rate equal to the base rate (as defined in the agreement) plus a margin amount between 3.0% and 3.5%.  Under the agreement, the base rate equals the greater of the Bank’s prime rate, the federal funds rate plus 0.50% or the Libor rate plus 1.0% (all as defined in the agreement).

The revolving credit facility also allows the Company to apply an interest rate based on Libor (as defined in the agreement) plus a margin amount to a designated portion of the outstanding balance as set forth in the agreement. The Libor margin (as defined in the agreement) ranges from 3.5% to 4.0%. Following the occurrence of any event of default, the Bank may increase the rate by an additional two percentage points.

The unused line fee is 0.75% per annum. The unused line fee is payable monthly based on the difference between the revolving credit ceiling and the average loan balance under the agreement. The aggregate amount that the Company may borrow under the agreement at any time is further limited by a formula, which is based substantially on the Company’s inventory level but cannot be greater than the revolving credit ceiling of $30 million.

Amounts borrowed under the credit facility continue to be secured by substantially all of the Company’s assets. If contingencies related to early termination of the revolving credit facility were to occur, or if the Company requests and receives an accommodation from the lender in connection with the facility, the Company may be required to pay additional fees.  The calculation of the new early termination fee under the Amendment is described above.

The credit facility continues to include financial, reporting and other covenants relating to, among other things, use of funds under the facility in accordance with the Company’s business plan, prohibiting a change of control, including any person or group acquiring beneficial ownership of 40% or more of the Company’s common stock or combined voting power (as defined in the credit facility), maintaining a minimum availability, prohibiting new debt, restricting dividends and the repurchase of the Company’s stock, and restricting certain acquisitions. In the event that the Company violates any of these covenants, including the monthly adjusted EBITDA interest coverage financial covenant or the obligation to extend the maturity of the Company’s subordinated convertible debentures (both as described above),or if other indebtedness in excess of $1.0 million could be accelerated, or in the event that 10% or more of the Company’s leases could be terminated (other than solely as a result of certain sales of the Company’s common stock), the Bank would have the right to accelerate repayment of all amounts outstanding under the agreement, or to commence foreclosure proceedings on the Company’s assets.

The information set forth above contains forward-looking statements (within the meaning of Section 27(A) of the Securities Act of 1933 and Section 21(E) of the Securities Exchange Act of 1934). The Company has no duty to update such statements. Actual future events and circumstances could differ materially from those set forth in this Current Report, due to various factors.

Factors that could cause these conditions not to be satisfied include inability to remain listed on the Nasdaq Capital Market, material declines in sales trends and liquidity, material changes in capital market conditions or in the Company’s business, prospects, results of operations or financial condition, and other risks and uncertainties, including those detailed in the Company’s most recent Annual Report on Form 10-K, including those discussed in “Risk Factors,” in “Management’s Discussion and Analysis of Financial Position and Results of Operations” and in Note 2 to the Company’s financial statements, and in the Company’s other filings with the Securities and Exchange Commission.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.  See Exhibit Index.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKERS FOOTWEAR GROUP, INC.

Date: May 28, 2010	By:	/s/ Charles R. Daniel, III
Charles R. Daniel, III
Executive Vice President,
Chief Financial Officer,
Controller, Treasurer and
Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1

Second Amended and Restated Loan and Security Agreement dated as of August 31, 2006 by and between Bank of America, N.A. and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 7, 2006 (File No. 000-50563)).

10.2

Amended and Restated Revolving Credit Note dated as of August 31, 2006 by and between Bank of America, N.A. and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 7, 2006 (File No. 000-50563)).

10.3

Waiver and Consent Agreement dated as of April 18, 2007 by and between Bank of America, N.A. and the Company (incorporated by reference to Exhibit 10.14.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2007 filed on April 24, 2007 (File No. 000-50563)).

10.4

First Amendment to Second Amended and Restated Loan and Security Agreement dated as of May 17, 2007 by and between the Company and Bank of America, N.A. (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on May 18, 2007 (File No. 000-50563)).

10.5

Extension Agreement dated June 26, 2007 between the Company and Bank of America, N.A. (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on July 2, 2007 (File No. 000-50563)).

10.6

Second Amendment to Second Amended and Restated Loan and Security Agreement dated February 1, 2008 by and among the Company and Bank of America, N.A. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 4, 2008 (File No. 000-50563)).

10.7

Third Amendment to Second Amended and Restated Loan and Security Agreement dated April 9, 2009 by and among the Company and Bank of America, N.A. (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on April 15, 2009 (File No. 000-50563)).

10.8

Fourth Amendment to Second Amended and Restated Loan and Security Agreement dated September 8, 2009 by and among the Company and Bank of America, N.A. (incorporated by reference to Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q for the period ended August 1, 2009 filed on September 10, 2009 (File No. 000-50563)).

10.9	Fifth Amendment to Second Amended and Restated Loan and Security Agreement dated May 28, 2010 by and among the Company and Bank of America, N.A.